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                      SENIOR EXECUTIVE SEVERANCE AGREEMENT

     This Agreement is made and entered into between Stock Yards Bank and Trust Company, a Kentucky banking corporation with its principal office located in Louisville, Kentucky (the "Bank") and KATHLEEN C.THOMPSON, and with an address at 1040 East Main Street, Louisville, Kentucky 40206 (the "Executive").

                              W I T N E S S E T H:

     The Bank is a wholly owned subsidiary of S.Y. Bancorp, Inc., a Kentucky corporation and bank holding company ("SY Bancorp").

     SY Bancorp, as the sole shareholder of the Bank, considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing the best interests of the Bank, SY Bancorp, and SY Bancorp's shareholders.

     SY Bancorp and the Bank recognize that, as is the case with many publicly held bank holding companies, the possibility exists that an unsolicited tender offer or takeover bid and a consequent change of control of SY Bancorp may occur, and thus, that as a practical matter, a change of control of the Bank, may occur, and that such a possibility is unsettling and distracting to key executives of the Bank.

     SY Bancorp and the Bank have concluded that it is in the best interests of SY Bancorp, its shareholders and the Bank to take reasonable steps to help assure certain key executives of the Bank that, notwithstanding an unsolicited tender offer or takeover bid, or an actual change of control, they will be treated fairly and with concern for their welfare.

     SY Bancorp and the Bank have also concluded that it is important that, should SY Bancorp receive takeover or acquisition proposals from third parties, that it be able to call upon the key executives of the Bank for their candid assessment and advice concerning whether such proposals are in the best interests of SY Bancorp, its shareholders and the Bank, free of the influences caused by the uncertainties and risks of their own personal employment situations.

     For the foregoing reasons the Board of Directors of SY Bancorp and of the Bank have approved the Bank's entering into severance agreements with key executives of the Bank pursuant to the Bank's Senior Executive Severance Plan (the "Plan").

     The Executive is a key executive of the Bank and has been selected by the Bank's board of directors and by the board of directors of the Bank's sole shareholder, SY Bancorp, as a key executive to participate in and under the Plan.

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     NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the Bank and the Executive agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "TERM" shall mean the period commencing on the date first above written and ending on the last day of the month in which Executive attains the age of sixty-five (65) years.

     A "CHANGE OF CONTROL" shall be deemed to have taken place if: (i) a third 'person" as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, including but not limited to a "group" as defined in Section 13(d)
(3) of such Act, becomes the beneficial owner, directly or indirectly, of securities of SY Bancorp or the Bank representing forty percent (40%) or more of the combined voting power of SY Bancorp's or the Bank's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of SY Bancorp cease for any reason to constitute at least a majority of such board of directors, unless the election, or the nomination or election by SY Bancorp's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     "CAUSE" for termination shall exist if the Executive (i) willfully and continually fails to substantially perform his duties (other than as a result of incapacity or temporary or Permanent Disability) for the Bank as described in the most recent written description of such duties maintained by the Bank's personnel department and communicated to the Executive after a written demand for substantial performance is delivered to the Executive by the Bank's board of directors specifically identifying the manner in which the board of directors believes that the Executive has not substantially performed his duties; or (ii) engages in gross misconduct constituting a violation of law or breach of fiduciary duty which misconduct is materially and demonstrably injurious to the Bank.

     "CUSTOMER" shall mean any firm, individual, corporation or entity which used the facilities, products or services of the Bank during the twelve (12) month period immediately preceding the voluntary or involuntary termination of Executive's employment with the Bank; but Customer shall not include any firm, individual, corporation or entity with which Executive had a business relationship, either for Executive or for Executive's previous employer, prior to the date of Executive's employment with the Bank and which Executive specifically identifies in writing to the Bank within thirty (30) days following the date of Executive's employment with the Bank, except that following

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eighteen (18) months employment with the Bank, any such firm, individual, corporation or entity so identified by Executive shall be deemed to have become a Customer of the Bank if they otherwise meet the definition of "Customer" as set forth above.

     "FORCED RESIGNATION" means a resignation by the Executive following a Change in Control and the occurrence of any of the following:

               (i) without his express written consent, the Executive is assigned any duties inconsistent with the positions, duties, responsibilities and status he held with the Bank immediately prior to the Change in Control, or a change occurs in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change in Control, or the Executive is removed from, or there is a failure to re-elect the Executive to, any of such positions, except in connection with the termination of the Executive's employment for Cause, or Retirement, or as a result of his death or Permanent Disability;

               (ii) a reduction by the Bank in the Executive's salary as in effect on the date hereof or as the same may have been increased from time to time prior to the Change in Control;

               (iii) the Bank's requiring the Executive to work from an office anywhere other than at the Bank's principal executive offices, except for required travel on the Bank's business to an extent substantially consistent with his present business travel obligations or such obligations as are incident to a promotion;

               (iv) the failure by the Bank to continue in effect any deferred benefit or compensation plan, pension plan, profit sharing plan, life insurance plan, major medical or hospitalization plan or disability plan in which the Executive is participating at the time of the Change in Control (or plans providing substantially similar benefits), or the taking of any action by the Bank which would adversely affect the Executive's participation in, or materially reduce his benefits under, any of such plans or deprive him of any material fringe benefits; or

               (v) the failure by the Bank to provide the Executive with the number of paid vacation, illness, and personal leave days to which he is entitled at the time of a Change in Control in accordance with the Bank's normal personnel policy applicable to all employees.

     "RETIREMENT" shall mean the Executive's retirement in accordance with the Bank's retirement policy applicable to all employees classified as "senior executives".

     "BASE AMOUNT" shall have the meaning given to such term in
Section 280G(b)(3) of the Internal Revenue Code of 1986.

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     "PERMANENT DISABILITY" means any mental or physical condition or impairment which prevents the Executive from substantially performing his duties for a period of more than ninety (90) consecutive days.

     2. SEVERANCE PAYMENT UPON TERMINATION FOLLOWING CHANGE IN CONTROL. During the Term, in the event of (i) the Executive's Forced Resignation following a Change in Control or (ii) the termination (whether voluntary or involuntary) of the Executive's employment with the Bank following a Change in Control other than for Cause or as a result of the Executive's death, Retirement, or Permanent Disability, the Bank shall pay the Executive his full salary through the date of such termination or resignation, which termination shall not be effective until the later of two (2) weeks following written notice thereof to the Executive or the effective date set forth in the notice of termination. On the effective date of such termination or resignation, the Bank shall also pay to the Executive a severance payment equal to 299 percent of the Executive's Base Amount (the "Severance Payment"); provided, however, such Severance Payment shall only be payable in the event of voluntary termination or resignation, occurring within thirty-six (36) months of a Change in Control. In the event such voluntary termination or resignation occurs less than two (2) years following a Change in Control, the Executive shall receive the full Severance Payment. In the event such voluntary termination or resignation occurs more than two (2) years but up to three (3) years following a Change in control, the Executive shall receive only ___ of the Severance Payment. Thereafter, Severance Payment shall be made hereunder only following Forced Resignation or involuntary termination other than for cause. The Severance Payment shall be payable to the Executive in a lump SUM,, in immediately available funds, on the date the Executive's termination is effective, and shall be subject to any applicable payroll or other taxes required to be withheld. The Severance Payment shall be in lieu of the severance payment provided for by the Bank in accordance with its standard of practice and operations for Executive at the time of payment of the Severance Payment.

     3. OTHER PAYMENTS AND BENEFITS. Upon termination of the Executive's employment, the Executive shall have the following rights with respect to certain fringe benefits provided by the Bank:

          (a) ACCRUED VACATION AND SICK PAY. The Executive shall be entitled to receive, in accordance with the Bank's standard employment policies in effect as of the date of this Agreement (or such more favorable policies as exist on the date of such termination), payment for all accrued and unpaid vacation and sick days.

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          (b) INSURANCE. The Executive shall be entitled to continue, at his sole cost and expense, his participation in all life, disability, major medical and hospitalization insurance plans maintained by the Bank for his benefit or, in the event that such continuation is not permitted under the terms of such plans, the Bank shall, at the Executive's request, arrange for comparable individual plans for the benefit of, but at the sole expense of, the Executive, or shall provide the Executive with such other and greater rights as are required by applicable law.

          (c) PROFIT SHARING AND PENSION PLANS. The Executive's participation in all profit sharing, pension, deferred benefit and retirement plans shall continue through the last day of the Executive's employment, with any terminating distributions and/or vested rights under such plans being governed by the terms of such plans.

          (d) LOAN PROGRAM. All loans to the Executive under the Bank's loan program that are outstanding as of the time the Executive's employment ceases hereunder shall be treated in the same manner as loans are treated upon Retirement under the Bank's personnel policies in effect on the date hereof.

          (e) EDUCATION PROGRAM. The Executive shall be entitled to complete, at the Bank's expense, all courses in which the Executive is enrolled under the Bank's Education Program on the date of his termination.

     4. CALCULATION METHOD; ADJUSTMENTS TO SEVERANCE PAYMENT.

          (f) MISCELLANEOUS REDUCTION. The Bank shall have the responsibility for calculating the Base Amount which shall serve as the basis for calculating the Severance Payments and shall provide such calculations and the support therefor to the Executive on the date of his termination, Voluntary Resignation or Forced Resignation. (Should the Bank determine that the payment of (a) a Severance Payment equal to 299 percent of the Base Amount, plus (b) the payments provided for in Section 3 hereof, plus (c) any other payments under this Agreement, plus (d) any other payments payable to the Executive as a result of his severance, cause the total of all such payments to constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, then the Bank shall have the right to reduce the Severance Payment to the highest amount payable to the Executive which does not cause the total of all such payments to constitute a "parachute payment." The Executive shall have a right to cause an audit to be made of the Bank's calculation of the Base Amount, the Severance Payment and the other amounts payable hereunder by a certified public accountant, benefits consultant or similar expert chosen by the Executive. If such audit reveals that the calculations performed by the Bank were in error or have resulted in the payment to the Executive of an amount less than that to which he is entitled hereunder, the Bank shall immediately

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rectify such underpayment and, in addition, reimburse the Executive for the cost of performing such audit.

          (g) TRANSITION TO RETIREMENT. The Bank and Executive each acknowledge and agree that the purpose of this Agreement is not to provide unjust enrichment to Executive, but rather to provide funds or employment security, as the case may be, during any potential transition as a result of Change of Control. Accordingly, the parties hereto agree that as Executive approaches retirement age, the need for providing such support in the event of a Change of Control decreases proportionately, in part due to retirement and related benefits and their imminent availability to Executive. Based upon such rationale, the Severance Payment payable to Executive shall decrease as follows:


           =======================================================
             AGE OF EXECUTIVE AT DATE  PERCENTAGE OF EXECUTIVE'S
               OF SEVERANCE PAYMENT       BASE AMOUNT PAYABLE
           -------------------------------------------------------
                        58                       250%
           -------------------------------------------------------
                        59                       225%
           -------------------------------------------------------
                        60                       200%
           -------------------------------------------------------
                        61                       175%
           -------------------------------------------------------
                        62                       150%
           -------------------------------------------------------
                        63                       125%
           -------------------------------------------------------
                        64                       100%
           -------------------------------------------------------
                        65                         0%
           =======================================================

     5. BANK REGULATORY PROVISION. Notwithstanding any other provision of this Agreement, the parties agree as follows:

     (a) The Bank's board of directors may terminate the Executive's employment at any time, but any termination by the Bank's board of directors other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause.

     (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation

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withheld while its contract obligations were suspended or (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Agreement shall terminate as of the date of default, but this paragraph 5(d) shall not affect any vested rights of the contracting parties.

     (e) All obligations under the Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

          (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

          (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

     6. FEES AND COSTS. The Bank agrees to advance to Executive all legal fees, costs, and expenses arising out of or in any way related to or incurred by the Executive in connection with enforcing any right or benefit provided in this Agreement, or in interpreting this Agreement, or in contesting or disputing any termination of the Executive's employment hereunder purportedly for Cause or other action taken by the Bank hereunder;

     7. INDEMNITY. The Bank agrees to and does hereby indemnify and hold Executive harmless from and against any and all excise taxes payable by the Executive pursuant to section 4999 of the Internal Revenue Code of 1986 as a result of any payment hereunder being deemed an "excess parachute payment" under Section 280(G) of the Internal Revenue Code of 1986, and all further excise taxes and federal and state income taxes (together with interest and penalty, if any) payable with respect

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to, or as a result of the operation of, this indemnification provision, it being the intent of this Section 6 to "gross up" the amount paid to the Executive so that he is in the same economic position he would have been but for certain payments hereunder being deemed excess parachute payments.

     8. MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in its Agreement, whether by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned or received by the Executive as a result of his employment by another employer following his termination hereunder.

     9. COVENANT NOT TO COMPETE. Notwithstanding the terms and provisions of any other "Officer Non-Solicitation and Confidentiality Agreement" by and between the Bank and the Executive, which may provide for negation of covenants not to compete from the Executive to the Bank in the event of a Change in Control as defined herein, in the event of the receipt by the Executive of Severance Payments hereunder, the Executive hereby covenants to the Bank, for a period of eighteen (18) months following the receipt of the Severance Payment as contemplated herein, Executive will not, directly or indirectly, either for the Executive or for any other person, entity or company, (i) solicit Customers, or business patronage, of the Bank for the purpose of providing services which are identical or similar to services then provided by the Bank either within the Commonwealth of Kentucky, or within a radius of fifty (50) miles from the Bank's offices in Louisville, Kentucky, (ii) divert or attempt to divert from the Bank any Customer of the Bank, or (iii) solicit for employment any employee of the Bank. It is understood that breach of this provision by Executive will result in irreparable injury to the Bank and, by reason thereof, Executive consents and agrees that, for any violation of this provision, the rights of the Bank under the terms of this Agreement may be specifically enforced with injunctive relief and Executive hereby waives any claim or defense that the Bank has an adequate remedy at law. This remedy of injunctive relief shall be in addition to the right of the Bank to pursue any other remedies at law or in equity available to it, including the recovery of damages and reasonable attorney fees.

     10. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Bank or, in the case of the Bank, at its principal executive offices.

     11. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky.

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     12. AMENDMENT. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns; including but not limited to any successor to the Bank, direct or indirect, resulting from purchase, merger, consolidation or otherwise. This Agreement shall also be binding upon the Executive and shall inure to the benefit of the Executive, his personal or legal representatives, successors, heirs and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                              STOCK YARDS BANK AND TRUST COMPANY

                                              By: /s/Henry A. Meyer
                                                  ------------------------------

                                              Title: Vice Chairman
                                                     ---------------------------

                                              /s/Kathy C. Thompson
                                              ----------------------------------
                                              Executive

                                              December 31, 1994

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